Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of The First American Corporation on Form S-8 (No. 333-67451) of our report dated June 25, 2003, relating to the financial statements of the RELS Savings Plan, which appears in the Form 11-K filed June 30, 2003, as amended by this Form 11-K/A.

/s/  PricewaterhouseCoopers LLP

Los Angeles, California

September 10, 2004

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